UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2021

NextPlay Technologies Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	NXTP	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

October 2021 Streeterville Capital LLC Note Purchase

On October 22, 2021, NextPlay Technologies, Inc. (the “Company”, “we” or “us”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor (“Streeterville”), pursuant to which the Company sold Streeterville a Secured Promissory Note in the original principal amount of $1,665,000 (the “October 2021 Streeterville Note”). Streeterville paid consideration of $1,500,000 which represents the original principal amount less a $150,000 original issue discount, which was fully earned upon issuance (the “OID”), and a total of $15,000 to cover Streeterville’s professional fees and transaction expenses.

The October 2021 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on October 22, 2022). From time to time, beginning six months after issuance, Streeterville may redeem any portion of the October 2021 Streeterville Note, up to a maximum amount of $375,000 per month. In the event the Company fails to pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the October 2021 Streeterville Note. Under certain circumstances, the Company may defer the redemption payments up to three times, for 30 days each, provided that upon each such deferral, the outstanding balance of the October 2021 Streeterville Note is increased by 2%.

Subject to the terms and conditions set forth in the October 2021 Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the October 2021 Streeterville Note at any time subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid. For so long as the October 2021 Streeterville Note remains outstanding, the Company has agreed to pay to Streeterville 20% of the gross proceeds that the Company receives from the sale of any of its common stock or preferred stock within ten days of receiving such amount, which payments will be applied towards and will reduce the outstanding balance of the October 2021 Streeterville Note, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the October 2021 Streeterville Note (each an “Equity Payment”). Each time that the Company fails to pay an Equity Payment, the outstanding balance of the October 2021 Streeterville Note automatically increases by 10%. Additionally, in the event the Company fails to timely pay any such Equity Payment, Streeterville may seek an injunction which would prevent the Company from issuing common or preferred stock until or unless the Company paid all past-due Equity Payments.

By November 21, 2021 (the “Deadline”), pursuant to the terms of the October 2021 Streeterville Note, HotPlay Enterprises Limited (“HotPlay”), a wholly-owned subsidiary of the Company, must become a co-borrower on (a) the October 2021 Streeterville Note, (b) that certain Secured Promissory Note owed by the Company to Streeterville dated November 23, 2020, and (c) that certain Secured Promissory Note owed by the Company to Streeterville dated March 23, 2021 (collectively, the “Streeterville Notes”). If HotPlay has not become a co-borrower on the Streeterville Notes by the Deadline, the outstanding balance on the October 2021 Streeterville Note automatically increases by an amount equal to 25% of the then-current outstanding balance, provided such failure is not deemed an event of default under the October 2021 Streeterville Note.

Pursuant to the October 2021 Streeterville Note, the Company provided Streeterville a right of first refusal to purchase any promissory note, debenture, or other debt instruments which the Company proposes to sell, other than sales to officers or directors of the Company and/or sales to the government. Each time, if ever, that the Company provides Streeterville such right, and Streeterville does not exercise such right to provide such funding, the outstanding balance of the October 2021 Streeterville Note increases by 3%, unless the proceeds from such sale(s) are used to repay the October 2021 Streeterville Note in full. Each time, if ever, that the Company fails to comply with the terms of the right of first refusal, the outstanding balance of the October 2021 Streeterville Note increases by 10%.

Additionally, upon each major default described in the October 2021 Streeterville Note (i.e., the failure to pay amounts under the October 2021 Streeterville Note when due or to observe any covenant under the Note Purchase Agreement (other than the requirement to make Equity Payments)), the outstanding balance of the October 2021 Streeterville Note may be increased, at Streeterville’s option, by 15%, and for each other default, the outstanding balance of the October 2021 Streeterville Note may be increased, at Streeterville’s option, by 5%, provided such increase can only occur three times each as to major defaults and minor defaults, and that such aggregate increase cannot exceed 30% of the balance of the October 2021 Streeterville Note immediately prior to the first event of default.

The Note Purchase Agreement and the October 2021 Streeterville Note contain customary events of default, including if the Company undertakes a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Streeterville’s prior written consent. As described in the October 2021 Streeterville Note, upon the occurrence of certain events of default (mainly our entry into bankruptcy), the outstanding balance of the October 2021 Streeterville Note will become automatically due and payable. Upon the occurrence of other events of default, Streeterville may declare the outstanding balance of the October 2021 Streeterville Note immediately due and payable at such time or at any time thereafter. After the occurrence of an event of default (and upon written notice from Streeterville), interest on the October 2021 Streeterville Note will accrue at a rate of 22% per annum, or if lesser, the maximum rate permitted under applicable law. The Note Purchase Agreement prohibits Streeterville from shorting our stock through the period that Streeterville holds the October 2021 Streeterville Note.

The Note Purchase Agreement also provides for cross-indemnification by the parties in the event that they incur loss or damage related to, among other things, a breach of applicable representations, warranties, or covenants under the Note Purchase Agreement.

In connection with the Note Purchase Agreement and the October 2021 Streeterville Note, the Company entered into a Security Agreement with Streeterville (the “Security Agreement”), pursuant to which the obligations of the Company are secured by substantially all of the assets of the Company.

The Company used Ascendiant Capital Markets, LLC to serve as placement agent for the transaction between the Company and Streeterville in exchange for a commission equal to 7% of the gross cash proceeds received from the sale of the October 2021 Streeterville Note ($116,550).

The Company used $225,000 of the net proceeds from the sale of the October 2021 Streeterville Note to repay the first amount owed by the Company under that certain $900,000 promissory note entered into on September 22, 2021, with Hudson Bay Master Fund Ltd., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 24, 2021, which requires that the Company pay the holder four payments of $225,000 each, with payments due on October 22, 2021, November 22, 2021, December 22, 2021, and on maturity, January 22, 2022.

The foregoing descriptions of the Note Purchase Agreement, the October 2021 Streeterville Note, and the Security Agreement are qualified in their entirety by the full text of the Note Purchase Agreement, the October 2021 Streeterville Note, and the Security Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and which are incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “October 2021 Streeterville Capital LLC Note Purchase” (including, but not limited to, the description of the October 2021 Streeterville Note), to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the heading “October 2021 Streeterville Capital LLC Note Purchase” (including, but not limited to, the description of the October 2021 Streeterville Note Purchase Agreement and the October 2021 Streeterville Note), each to the extent required by this Item 3.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*#	Note Purchase Agreement dated October 22, 2021, by and between NextPlay Technologies, Inc. and Streeterville Capital, LLC
10.2*	$1,665,000 Secured Promissory Note dated October 22, 2021, evidencing amounts owed by NextPlay Technologies, Inc. to Streeterville Capital, LLC
10.3*	Security Agreement by NextPlay Technologies, Inc. in favor of Streeterville Capital, LLC dated October 22, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Certain schedules, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that NextPlay Technologies, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: October 25, 2021	By:	/s/ William Kerby
Name: William Kerby Co-Chief Executive Officer